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                                                                     EXHIBIT 1.2

                                Pricing Agreement

   J.P. Morgan Securities Inc.
   270 Park Avenue
   New York, New York 10017

   and

   Goldman, Sachs & Co.
   85 Broad Street
   New York, New York 10004

   As Representatives of the several
     Underwriters named in Schedule I hereto,

                                                                  June 19, 2003

Ladies and Gentlemen:

     Leggett & Platt, Incorporated, a Missouri corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 19, 2003 (the "Underwriting Agreement"), between the Company on the one hand and J.P. Morgan Securities Inc. and Goldman, Sachs & Co., on the other hand, to issue and sell to the Underwriters named in
Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

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      An amendment to the Registration Statement, or a supplement to the
Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

      Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

      If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                          Very truly yours,

                                          Leggett & Platt, Incorporated

                                          By:  /s/ Matthew C. Flanigan
                                              ----------------------------------
                                              Name:  Matthew C. Flanigan
                                              Title: Chief Financial Officer

Accepted as of the date hereof:

J.P. Morgan Securities Inc.

By:  /s/ Carl Mehldau
    ------------------------------------------
    Name:  Carl Mehldau
    Title: Vice President




 /s/ Goldman, Sachs & Co.
----------------------------------------------
(Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                       2

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                                   SCHEDULE I

                                                                      Principal
                                                                      Amount of
                                                                      Designated
                                                                      Securities
                                                                        to be
Underwriter                                                           Purchased
-----------                                                           ---------

J.P. Morgan Securities Inc. ....................................     $45,000,000

Goldman, Sachs & Co. ...........................................      45,000,000

Wachovia Securities, LLC .......................................      13,500,000

Raymond James & Associates, Inc. ...............................       7,500,000

UBS Securities LLC .............................................       7,500,000

Credit Suisse First Boston LLC .................................       6,000,000

SunTrust Capital Markets, Inc. .................................       6,000,000

U.S. Bancorp Piper Jaffray Inc. ................................       4,500,000

ABN AMRO Incorporated ..........................................       3,000,000

Barclays Capital Inc. ..........................................       3,000,000

BNY Capital Markets, Inc. ......................................       3,000,000

TD Securities (USA) Inc. .......................................       3,000,000

Wells Fargo Brokerage Services, LLC ............................       3,000,000

                                                                    ------------
                  Total ........................................    $150,000,000
                                                                    ============

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                                   SCHEDULE II

Title of Designated Securities:

         4.40% Notes due 2018

Aggregate principal amount:

         $150,000,000

Price to Public:

         98.937% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 24, 2003

Purchase Price by Underwriters:

         98.187% of the principal amount of the Designated Securities

Form of Designated Securities:

         Book-entry only form represented by one or more global securities

Specified funds for payment of purchase price:

         Federal (same day) funds

Time of Delivery:

         10:00 a.m. (New York City time), June 24, 2003

Indenture:

         Indenture dated as of November 24, 1999, between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee

Maturity:

         July 1, 2018

Interest Rate:

         4.4%

Interest Payment Dates:

         July 1 and January 1, commencing January 1, 2004

Covenant and Redemption Provisions:

         As described in the Prospectus Supplement dated June 19, 2003 relating to the Designated Securities

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Sinking Fund Provisions:

         No sinking fund provisions

Defeasance provisions:

         As described in Article IV of the Indenture

Closing location for delivery of Designated Securities:

         Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York
         10019

Additional Closing Conditions:

         As described in the Underwriting Agreement

Names and addresses of Representatives:

         Designated Representatives: J.P. Morgan Securities Inc.
                                     Goldman, Sachs & Co.

         Address for Notices, etc. for J.P. Morgan Securities Inc.: 270 Park Avenue, New York, New York 10017, Attention: Transaction Execution Group, 7/th/ Floor; Fax (212) 834-6702

         Address for Notices, etc. for Goldman, Sachs & Co.: 85 Broad Street,
         Attention: Prospectus Department, New York, New York 10004, Telephone
         (212) 902-1000, Fax (212) 902-3000

Other Terms:

         N/A